Exhibit 10.1

RENMINBI LOAN CONTRACT
(Short Term)
SERIAL NO.: 2009 YISHUI BOC loan 017#

BORROWER:	SHANDONG LONGKONG TRAVEL DEVELOPMENT CO., LTD

Business License No.: 371323228005080

Corporate Representative/responsible: ZHANG SHANJIU

Address of living place: West to Yongfu village Yaodianzi town, Yishui County

Zip:  276400

Account bank and Account:

Bank of China Yishui Branch

Telephone: 0539-2553788              Fax: 0539-2553788

Lender:    BANK OF CHINA YISHUI BRANCH

Corporate Representative/responsible: LUAN SHUFENG

Address of living Place: 66# Changan Road, Yishui County

Zip: 276400

Telephone: 0539-2551919               Fax: 2266158

After an negotiation on the basis of equality between Borrow and Lender, both party agreed to sign the Contract about money borrowing from Lender.

I.	Loan Amount

Loan Amount: (In words) RENMINBI: FIFTEEN MILLION Yuan

(In number) RMB15,000,000.00 Yuan

II.	Loan Term

Loan term is 11 months, starting from the date the fund is drawn; if the fund is drawn in installments, it shall be started from the first drawing day.

Lender shall follow the fund drawing schedule strictly under the contract. If the drawing date is later than the dater under the contract, the repayment shall be made according to the date under the Contract.

III.	Loan Purpose

Loan Purpose is: WORKING CAPITAL

Without the consent from the Lender, the Borrower shall not change the purpose of the Loan, including, but not limited, investing on stock or securities, any project that prohibited by laws, regulations, monitoring rules, and government policy. Or the project is not legal approved, and the project or purpose is prohibited to invest with bank loan.

VI.	Loan Interest and Computation

1.	Loan interest rate

The loan interest rate is a fixed rate, annual rate is 5.38% , it shall be remained unchanged under the Loan term under the Contract.

2.	Interest computation

The interest shall be calculated starting from the loan fund drawing date, according to the amount and the days used of the loan.

Calculation Formula: Inerest = principle X days used X daily interest rate.

The basis of daily interest rate is 360 days/year,

Daily rate = annual rate/360

3.	Payment of Interest

The borrower shall repay the interest by following ways:

By season, the 20th day of the last month of the season shall be the due date, the 21st shall be the pay day.

If the interest due date of the last term of Loan principal is not the exact interest pay day, the due date of the last term shall be regarded as the interest pay day. And Borrower shall complete the payable interest.

4.	Penalty Interest

	(1)	The Borrower fails to repay the Loan under the items of Main Contract, the overdue part of the Loan, shall be paid with an overdue penalty interest starting form the date when the loan is due. It shall be carried on till the debt is completed.

The overdue interest rate is that: the loan interest rate under the Item 1 of the contract PLUS 50%.

(2)	The Lender changes the purpose of the Loan under Main Contract, the part of the laon shall be repaid with a Changed Purpose Penalty Rate starting from the date when the purpsoe of the part of Loan is changed. It shall be carried on till the debt is completed.

The penalty interest for changing loan purpose shall be the lending rate describing in Item IV.4 PLUS 100%.

(3)	To the Loan that is overdue and changed purpose, the interest shall be calculated with the Purpose Changed Penalty Rate till the debt is completed.

(4)
The Lender fails to repay interest on time, the Loan interest rate shall be calculated under the Item IV.3.  During the Loan term, a compund interest shall be added to the normal rate under Item IV.4. (1); during the overdue term, the Penalty Interest rate shall be applied.

(5)	To Penalty interest and Compound interest, if the official Loan Interest Rate is adjusted, it shall be calculated by period.

IV.	Condition of Loan Fund Drawing

The Lender shall satisfy the Lender the following conditions to be qualified to Fund Drawing.

1.	The contract and attached amendment is effective.

The overdue interest rate is that: the loan interest rate under the Item 1 of the contract PLUS 50%.

2.	The Borrower has provided Guaranty as Borrower required, the Guaranty Contract becomes effective and the following procedure is completed, authorized approval, registry or documents filed.

3.	The Borrower has reserved the Borrower such items related to carrying out the contract, the document of Lender, receipts, seal, staff list, specimen signature, and complete related warrant.

4.	The Borrower opened account related to carrying out the contract.

5.	In 3 working days advance before the fund drawing, the Borrower shall submit the writing application for fund drawing and other documents related to loan purpose, starting drawing processing.

6.	The Borrower has submitted Lender the letter of power of attorney or board resolution that approved by board meeting or other company department to agree to sign and carry out the contract.

7.	Other conditions by laws or a bilateral agreement.

The Borrow fails to satisfy the Lender above conditions, the Lender may reject the Fund Drawing from the borrower with an exception that the Lender agreed to release fund.

VI.	Loan Interest and Computation

1.	The Borrow shall drawdown the fund in a lump sum on the date of : 27-11-2009

2.	The rest part that is not drawn after drawdown date, the Lender may reject another drawdown application.

The Lender agrees to release the loan fund, if any, delay drawdown, the delayed fund shall be charged a commitment charge in a amount of 0.03% of the delayed fund amount. The part of rejected loan, shall be charged a commitment charge at a amount of 0.03% of the rejected loan.

VII.	Repayment of Loan

1.	The Borrower shall repay all the debt under the items of the contract on the Loan term expired day with an exception that the expired date changed in an agreement.

If Borrower needs to change above repayment plan, a writing application shall be submitted 7 working days in advance before the loan expired date, the amendment of repayment plan shall be accepted in writing by both parties.

2.	The Borrower may decide the repayment schedule of paying the principal first or paying the interest first, when both principal and interest are overdue with an exception that agreed in another agreement. Repayment by installment, the borrower may decide the payment schedule of each term; More overdue Loan contracts existing between Borrower and Lender, the Borrower may decide the repaying order of the contracts.

3.
With an exception that agreed in another agreement, the Borrower may repay the loan in advance, a writing notice shall be provide to Lender in 7 working days advance. The payment in advance shall be paid to the last term of the loan in a reverse order.

The Lender has the right to charge a compensation to the prepayment at a ratio of 10%.

4.	Repayment order as following:

The Borrower shall deposit enough money in such account before 1 working day in advance to repay the Loan, and the Lender may withdraw the money from the account on the date of each debt due.

Depositor: SHANDONG LONGKONG TOURISM DEVELOP CO., LTD

Account:

VIII.	GUARANTEE

1.	The guaranty type of the contract:

The contract is the main contract to the Contract of Mortgage of Maximum amount that provides Guarantee signed between Lender and Mortgagor: YISHUI YINHE TOURISM DEVELOPING CO., LTD, reference No. 2009 Yishui BOC MAM- 017#.

The contract is the main contract to the Contract of Mortgage of Maximum amount that provides Guarantee signed between Lender and Mortgagor: JUNAN TIANMADAO TOURISM DEVELOPING CO., LTD, reference No. 2009 Yishui BOC MAM- 017-1#.

The contract is the main contract to the Contract of Mortgage of Maximum amount that provides Guarantee signed between Lender and Mortgagor: YISHUI YINHE TOURISM DEVELOPING CO., LTD, reference No. 2009 Yishui BOC MAM- 017-2#.

The contract is the main contract to the Contract of Mortgage of Maximum amount that provides Guarantee signed between Lender and Mortgagor: JUNAN TIANMADAO TOURISM DEVELOPING CO., LTD, reference No. 2009 Yishui BOC MAM- 017-1#.

The contract is the main contract to the Contract of Mortgage of Maximum amount that provides Guarantee signed between Lender and Mortgagor: ZHANG SHANJIU, reference No. 2009 Yishui BOC MAM- 017-4#.

2.	The matter that the Lender concluded that may affect the Borrower to carry out the contract occurs to the Borrower or Guarantor, or the Guarantee Contract becomes invalid, cancelled or terminated, or Borrower or Guarantor's financial situation worsening or involved in a material lawsuit or arbitration, or other reason may affect him to carry out the contract, or the guarantor breaches other contract between the Lender and Guarantor during the guarantee period of the Contract, or the Guaranty is depreciated, damaged, lost, sealed up that cause the guarantee value to decrease or loss, in such events, the Lender may require the borrower to provide another new Guarantee or change another Guarantor to guarantee the debt under the Contract.

IX.	Statement and Commitment

1.	Borrower statements as following:

	(1)	The Borrower is duly organized and valid under the law of the People's Republic of China and has the power and authority to own its property to consummate the transactions contemplated in this contract and join the litigation, The Borrower has the power to handle it assets used in operation.

	(2)	The Borrower is at its option to sign and perform this contract. It is the Borrower's true meaning and has the power to sign this contract and it is not breach it article of association or regulations or contracts. The procedure for signature and performance or this contract has been gone through and fully effectiveness. The Borrower already obtained or being obtained all permit, approval, file, registration related to the signing and carrying out the Contract.

	(3)	All documents, materials, reports and certificates provided to the Lender by the Borrower for consummation of the contract is true, real, complete and effective.

	(4)	The purpose of the Loan that the Borrower applied to the Lender is real, legal and no purpose to money laundering.

(5)	The matter that may affect the Borrower and the Guarantor's financial situation or affect them to carry on the Contract. The Borrower shall not be hiding from Lender.

2.	Borrower's commitments

	(1)	Provide the Lender the financial statement (including, but not limited, annual report, quarter report, monthly report) and other relevant documents as the Lender required.

	(2)	A reverse guarantee agreement or such similar agreement is signed between the Borrower and Guarantor related to the guarantee obligation of the Contract, such agreement shall not affect the Lender's equity under the Contract..

	(3)	Accept credit check and monitoring from the Lender with sufficient assistant and co-operation.

(4)
Such events may affect the Borrower or Guarantor's financial situation or carrying on the Contract, including, but not limited to any format split, merger, joint venture, cooperation, jointly cooperation, dissolution, closedown, liquidation, transformation; planning to go public, involved into a material lawsuit or arbitration, or a material business operation difficulty situation and a material financial situation worsening, or the Borrower breaches other contracts, the Borrower shall provide a writing inform to the Lender; Any above action the Borrower takes that may affect the Borrower's repaying ability, Borrower shall inform Lender in writing in time.

(5)	The repayment to the Lender is prior to the debt that provided by director(s) of company, and it shall be not behind other debt.

(6)
The Borrower shall not provide any stock dividend or bonus to shareholders in such events: the net profit after tax is mull or loss in a accounting fiscal year; the net profit could not cover the profit loss in last years; the net profit before tax is not paid the payable principal, payable interest and relevant expenses; or could not cover the payable principal and payable interest.

(7)
Such events may affect the Borrower or Guarantor's financial situation or carrying on the Contract, including, but not limited to any format split, merger, joint venture, cooperation, jointly cooperation, dissolution, closedown, liquidation, transformation; planning to go public, involved into a material lawsuit or arbitration, or a material business operation difficulty situation and a material financial situation worsening, or the Borrower breaches other contracts, the Borrower shall provide a writing inform to the Lender; Any above action the Borrower takes that may affect the Borrower's repaying ability, Borrower shall inform Lender in writing in time.

X.	Breach of Faith and Solution

Any such event shall be regarded as breach of faith under the Contract:

(1)	The Borrower fails to accomplish the obligation of repaying under the Contract.

(2)	The Borrower changed the purpose of the Loan describing under the Contract.

(3)
Such events may affect the Borrower or Guarantor's financial situation or carrying on the Contract, including, but not limited to any format split, merger, joint venture, cooperation, jointly cooperation, dissolution, closedown, liquidation, transformation; planning to go public, involved into a material lawsuit or arbitration, or a material business operation difficulty situation and a material financial situation worsening, or the Borrower breaches other contracts, the Borrower shall provide a writing inform to the Lender; Any above action the Borrower takes that may affect the Borrower's repaying ability, Borrower shall inform Lender in writing in time.

(4)	The event describing in item (4), paragraph 2, article IX of the Contract occurs, the Lender believes the event may affect Borrower's and Guarantor's financial situation or debt repaying ability, and the Borrower fails to provide a new guarantor or changes the guarantor under the Contract.

(5)	The Borrower breaks the other obligation of the Contract.

(6)	The Borrower breaks agreements among Borrower and Lender and the other organizations of Bank of China CO., Ltd.

(7)	The Guarantor agreements among Guarantor and Lender and the other organizations of Bank of China CO., Ltd.

(8)	Such events occur to Borrower, business operation terminated, company dismissed, and business registration withdrawn or bankrupt.

In such above events, the Lender may take the following actions separately or together in accordance with the fact.

1.	Require the Borrower or Guarantor to correct their breaches.

2.	Adjust, suspend or terminate the Borrower's Line of Credit partly or totally;

3.	Totally or partly, suspend or terminate the loan fund drawing application under any contract between the Borrower and Lender, unreleased loan fund, not yet applied trade financing activities.

4.	Declare the principal and interest of un-repaid loans/trade financing activities and account payable under the Contract or other contracts, totally or partly due immediately.

5.	Terminate or cancel the Contract or, totally or partly terminate or cancel the other contracts between the Borrower and Lender.

6.	Claim a compensation to the Borrower of loss caused by the Borrower's breaches.

7.	Inform in advance or after, transfer the money in the account that the Borrower opened with the Lender or other organizations of Bank of China to repay the part or total of the debt under the Contract. The undue money in accounts would be regarded as due immediately. The currency in accounts is different from that executed under the Contract, may computed applying with the current foreign exchange rate.

8.	Claim the security interest.

9.	Claim the Guarantee from the Guarantor.

10.	Other actions that Lender may regard that is necessary and possible.

XI.	Reservation of Right

One of the parties fails to exercise its part or total rights, or not require another party to take or fulfill the obligation partly or totally, that shall not be regarded as the party waives the right or exempted from the right.

The right of toleration, extension or postpone to exercise the right, that one of the parties carries out to another party, these activities shall not affect any right and obligation under the Contract, and shall not be regarded as a waive of the contract.

XII.	Amendment, Modification and Termination

Both parties agreed that the Contract may be amended, modified in writing, any amendment or modification shall be regarded as a non-separated part of the Contract.

The Contract shall not be terminated before all rights and obligations are fulfilled with an exception that regulated by laws and regulations or other agreement between both parties.

Any invalidation of the items of the Contract shall not affect the legal force of the other items.

XIII.	Application of Law, Solution of Dispute

The contract applies for the Laws of People's Republic of China.

The Contract becomes effective, any dispute raises out during the signing, carrying on the contract, shall be resolved by negotiation between two parties, furthermore, any party may take such action as following:

Go to Court locating where the Lender or the organizations of Bank of China Co., Ltd business registered.

During the period of resolving dispute, the other Items of Contract that not related to the dispute shall be carried on. And that dispute shall not affect the other Items of Contract to be carrying on.

XIIII.	Expense

The Borrower shall be responsible for the expense related to signing, carrying out, resolving dispute (including but not limited to, attorney service charge), with an exception that the way both parties settled in another agreement or stipulated by Laws.

XV.	Appendixes

The following document and all the appendixes attached to the Contract for performing the Contract shall be regarded as an integrated part of the Contract, which shall have the same legal effect as the Contract.

1.	Fund drawing application

2.	Due bill

XVI.	Other provision

1.	The Borrower shall not transfer any right or obligation under the Contract to a third party without a writing consent from the Lender.
2.
The Borrower shall accept that, when it is needed, the Lender relegates carrying on the Contract to other organizations of Bank of China, or transfers the loan under the Contract to above organizations. The above organizations authorized by the Lender have a right to carry out all the rights under the Contract, to raise the dispute related to the Contract to a law court, an arbitration authority, to apply for a law enforcement order from a Court.

3.	The legal successor or assignee of both (each) parties of Contract, shall be legally bound by the Contract, with an exception that stipulated in another agreement.
4.
With an exception that agreed in another agreement, the Registration Address of both parties describing in the Contract means living address and contact address, and each party commits that provide a writing notify to another party when above address is changed.

5.
The deal under the Contract is carried out based on each separate benefit. As laws or Regulations required, if any parties related to above deal compose a Related Party or Related Person, no party of the Contract shall use the relation to cause an influence in the equity of above deal.

6.	The title and business name describing in the Contract is being used for convenience, shall not be used in an explanation to the contain of Items, rights and obligations of the Contract.

XVII.	Become effective.

The Contract shall be effective from the date when it is signed by corporate representative (or Principal) of each party and sealed by each party. The Contract is made out in 2 duplicates, one for each party, with the same legal enforcement.

BORROWER	(Seal):	SHANDONG LONGKONG TRAVEL DEVELOPMENT CO., LTD

Signature:	/s/ ZHANG SHANJIU

Date:	27-11-2009

LENDER	(Seal):	BANK OF CHINA CO., LTD YISHUI BRANCH

Signature:	/s/ LI SHIMING

Date:	27-11-2009